                                                                 Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:   Foresite Capital Fund III, L.P.
        James B. Tananbaum

        Address:   Foresite Capital
                   101 California Street
                   Suite 4100
                   San Francisco, CA  94111

Designated Filer:                 Foresite Capital Management III, LLC

Issuer and Ticker Symbol:         Intellia Therapeutics, Inc. (NTLA)

Date of Event Requiring Statement: May 5, 2016

Each of the following is a Joint Filer with Foresite Capital Management III,
LLC("FCM III") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

FCM III is the general partner of Foresite Capital Fund III, L.P. ("FCF III").
As such, FCM III possesses sole voting and investment control over the shares owned by FCF III, and may be deemed to have indirect beneficial ownership of the securities held by FCF III, however, owns no shares of the Issuer directly.  Mr.
Tananbaum is the managing member of FCM III and in his capacity as such, may be deemed to exercise shared voting, investment and dispositive power over the shares held by FCF III.  Each Reporting Person disclaims beneficial ownership of the shares held by FCF III except to the extent of his or its proportionate pecuniary interest therein.  The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of
1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates FCM III as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder.

FORESITE CAPITAL MANAGEMENT III, LLC

By:     /s/ Dennis D. Ryan
        --------------------------------
        Dennis D. Ryan
        Chief Financial Officer

FORESITE CAPITAL FUND III, L.P

By:     Foresite Capital Management III, LLC
        Its General Partner

By:     /s/ Dennis D. Ryan
        --------------------------------
        Dennis D. Ryan
        Chief Financial Officer

  /s/ James B. Tananbaum
----------------------------------------
James B. Tananbaum